Exhibit 10.7

COLUMBIA BANKING SYSTEM, INC.

2023 DEFERRED COMPENSATION PLAN

I.	Establishment and Purpose of Plan

Columbia Banking System, Inc. hereby establishes the Columbia Banking System, Inc. 2023 Deferred Compensation Plan (the “Plan”), effective as of March 1, 2023.

The Plan is intended to provide deferred compensation for a select group of highly compensated employees of Columbia Banking System, Inc., any successor organization, and entities with which it is considered a single employer under §§ 414(b) or 414(c) of the Internal Revenue Code (collectively, the “Company”), who entered into a “Retention Agreement,” which term includes the Letter Agreement between the Company and Cort O’Haver dated October 11, 2021 (“Letter Agreement”) as well as other letter agreements or agreements between the Company and employees of the Company or Umpqua Holdings Corporation or Umpqua Bank (collectively, “Umpqua”), each in connection with the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of October 11, 2021, by and between Umpqua, the Company, and Cascade Merger Sub, Inc., and each providing for the establishment of a deferred compensation account for such individual and a credit to such account by the Company.

II.	Plan Administration

A.    Plan Administrator. The Plan shall be administered by the board of directors of the Company (“Board”) or a committee appointed by the Board that shall consist of at least three (3), but less than all, members of the Board. In its sole and absolute discretion, the Board may, from time to time, change the composition of a committee appointed by it to administer the Plan or dismiss such committee and assume sole responsibility for administering the Plan. The person administering the Plan, as provided in this paragraph A of Section II, shall be referred to as the “Plan Administrator.” The Plan Administrator may employ such advisors and delegate to other persons such responsibilities relating to the Plan as it deems necessary or advisable.

B.    Interpretation of Plan. The Plan Administrator shall have the sole and absolute discretion to interpret the Plan and any agreements entered into in connection therewith; and its interpretation shall be final and binding on all persons. In addition, the Plan Administrator may supply such missing terms to the Plan as it deems reasonably necessary to carry out its purpose.

III.    Participants

Individuals who have executed a Retention Agreement with the Company in connection with the Merger that designates either an “Existing Agreement DC Amount” or a “DC Amount,” shall participate in the Plan (“Participants”).

IV.    Deferred Amount; Vesting

A.    Deferred Amount. Company shall credit each Participant’s DCA (defined below) the amount of the “Existing Agreement DC Amount” or, as applicable, “DC Amount” specified in each Participant’s respective Retention Agreement (together with any earnings, the “Merger Retention Amount”). A Participant’s right to payment of the Merger Retention Amount is contingent on Participant (or, in the event of a Participant’s death, Participant’s estate) executing the general release of statutory claims attached as either Annex B or Exhibit B to the Participant’s Retention Agreement (the “Release”), and the Release becoming fully effective, within 60 days following Participant’s Separation from Service. Notwithstanding the foregoing, the Letter Agreement does not require, in the event of that Participant’s death, the estate to execute the Release as a condition of receiving payment.

B.    Vesting. Except as otherwise explicitly set forth in this Plan, the Merger Retention Amount shall vest in two equal installments, with the first 50 percent vesting on the first anniversary of the closing date of the Merger (the “Closing”) and the remaining 50 percent vesting on the second anniversary of the Closing, so long as Participant has not suffered a “Separation from Service” from Company as defined in Section VII, Paragraph B, Subsection 2. Notwithstanding the foregoing, the Merger Retention Amount described in the Letter Agreement will immediately and fully vest on the date of Closing and is not subject to any further vesting or service requirements.

C.    Accelerated Vesting; Forfeiture. In the event a Participant incurs a Qualifying Termination, as defined below, after the Closing, but before the Merger Retention Amount has vested in full under Paragraph B above, any unvested portion of the Merger Retention Amount shall vest in full. If a Participant suffers a Separation from Service for any reason other than a Qualifying Termination, any unvested portion of the Merger Retention Amount shall be forfeited immediately. For purposes of this Paragraph C, “Qualifying Termination” has the meaning set forth in a Participant’s Retention Agreement. This Paragraph C does not apply to the fully vested Merger Retention Amount described in the Letter Agreement.

V.	Deferred Compensation Accounts and Funding

A.    Deferred Compensation Account. The Company shall establish for each Participant a “Deferred Compensation Account” (DCA) on the books and records of the Company. The Company shall credit interest to a Participant’s DCA in accordance with Section VI.

B.    Plan Unfunded. The Plan is intended to be unfunded for federal income tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time (ERISA). All monies used to pay amounts credited to the DCA maintained for a Participant shall come from the general funds of the Company. A Participant is an unsecured general creditor of the Company with respect to the Merger Retention Amount and shall have no interest, rights or priority in any specific assets of the Company by reason of this Plan. The Company shall not be required to transfer monies to a separate account, create a separate fund, purchase life insurance or annuity contracts, or make other arrangements to fund its liabilities with respect to the Merger Retention Amount or any other obligations it may have under the Plan.

C.    Informal Funding. If the Company, in its sole and absolute discretion, chooses to transfer monies to a separate account, create a separate fund, purchase life insurance or annuity contracts, or make other arrangements to fund its liabilities with respect to the Merger Retention Amount or any other obligations it may have under the Plan, then any such separate account, separate fund, life insurance or annuity contracts, or other arrangements shall remain solely the asset of the Company, subject to the claims of its unsecured general creditors; and a Participant shall have no interest, rights or priority therein, except as an unsecured general creditor of the Company.

VI.    Interest Credits to the Deferred Compensation Account

A.    Interest Crediting Rate. The interest rate that shall be applied and credited to a Participant’s DCA shall be equal to the three-month SOFR rate plus 3.84% (the “Interest Crediting Rate”). The Interest Crediting Rate shall be adjusted quarterly for fluctuations in the three-month SOFR rate. The Plan Administrator shall annually review the calculation of the rate of interest that has been applied to DCAs for accuracy. Participants will be notified of any adjustments to the Interest Crediting Rate.

B.    Crediting Interest to DCA. On the last date of each month, the DCA maintained for each Participant shall be credited with an amount equal to the product of (i) one-twelfth (1/12th) of the Interest Crediting Rate for the quarter in which such month occurs, times (ii) the average balance in the DCA for that month. The amount so credited shall be treated as a part of the credit balance of the DCA for all purposes of this Plan. As used herein, the average balance in a DCA for a month shall be equal to the quotient determined by dividing (x) the sum of the credit balance in the DCA at the close of business each day in the calendar month, by (y) the number of days in such month.

VII.    Plan Distributions

A.    Distribution. If a Participant has a Separation from Service, the vested portion of the Merger Retention Amount shall be distributed to the Participant or the Participant’s Designated Beneficiary (in the case of Participant’s death) in equal installments over two years in accordance with Company’s then current payroll practices, but in no event will such payments occur less frequently than monthly. The first installment payment will be made no later than the second regular payroll date after 10 business days after Participant’s Release is executed and becomes effective.

B.    Definitions. As used in Paragraph A above and this Plan, the following capitalized terms have the meanings given below:

1.    “Designated Beneficiary” means (i) a person that Participant designates on the “Beneficiary Designation Notice” (see Attachment A) as the person entitled to receive, upon Participant’s death, the distributions that would otherwise be made under the Plan to Participant, or (ii) in the absence of a person so designated by Participant, Participant’s estate.

2.     “Separation from Service” shall have the meaning given to such term in Treas. Reg. § 1.409A-1(h).

VIII.    Effect on Other Company Benefit Plans

Nothing contained in this Plan shall affect the right of a Participant to participate in or, be covered by, any other qualified or nonqualified pension, profit sharing, bonus, supplemental compensation or fringe benefit plans maintained by the Company.

IX.    Assignment or Pledge

Except to the extent required by law, a Participant’s rights to receive any payments under the Plan (i) may not be sold, exchanged, transferred, assigned, pledged, hypothecated, encumbered or otherwise conveyed by the Participant, (ii) shall not be subject to levy or seizure for the payments of any debts, liabilities or obligations of the Participant (including, without limitation, judgments against, and child support, alimony or separate maintenance obligations of, the Participant), and (iii) shall not be transferable in the event of the bankruptcy or insolvency of the Participant, to the fullest extent permitted by law.

X.	Employment

This Plan shall not (i) expand or restrict any rights or obligations created under an employment agreement by and between the Company and a Participant, (ii) create specific employment rights in a Participant, (iii) limit the right of the Company to terminate a Participant’s services or employment with the Company at any time and for any reason whatsoever, or (iv) limit the right of a Participant to terminate his or her services or employment with the Company at any time and for any reason whatsoever.

XI.	Applicable State Law

This Plan shall be construed and interpreted in accordance with the laws of the State of Washington.

XII.    Amendment and Termination of Plan

A.    General. The Company shall have the right, in its sole and absolute discretion, to amend or to terminate the Plan at any time; provided, however, that any such amendment or termination shall not reduce the vested credit balance in a Participant’s DCA at the time of the amendment or termination or affect the Company’s obligation to distribute to Participant the amount of such credit balance under the terms of the Plan in effect immediately before such amendment or termination.

B.    Election to Distribute on Termination. Notwithstanding any contrary provisions contained herein, at any time after the Company terminates the Plan, it may, in its sole and absolute discretion, distribute the Merger Retention Amount, provided that:

(i)    The termination and liquidation does not occur proximate in time to a downturn in the financial health of the Company;

(ii)    The Company terminates and liquidates all agreements, methods, programs and other arrangements sponsored by the Company that would be aggregated with any terminated and liquidated agreements, methods, programs and other arrangements under Treas. Reg. § 1.409A-1(c) if the same Participant had deferrals of compensation under all of the agreements, methods, programs and other arrangements that are terminated and liquidated;

(iii)    No payments in liquidation of the Plan are made within 12 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan, other than payments that would be payable under the terms of the Plan if the action to terminate and liquidate the Plan had not occurred;

(iv)    All payment are made within 24 months of the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan; and

(v)    The Company does not adopt a new plan that would be aggregated with any terminated and liquidated plan under Treas. Reg. § 1.409A-1(c), if the same Participant participated in both plans, at any time within three years following the date the Company takes all necessary action to irrevocably terminate and liquidate the Plan.

XIII.    Miscellaneous

A.    Relationship of Participant, Plan and Company. Nothing contained in this Plan shall be deemed to create a trust relationship between or among a Participant, the Company and the Plan.

B.    Statements. Statements detailing Participant’s DCA credit balance will be provided on a yearly basis beginning after the first quarter subsequent to implementation of the Plan.

C.    Use of Certain Terms. As required by the context, (i) masculine, feminine and neutral nouns used in the Plan may be substituted for nouns of another gender, and (ii) singular and plural nouns and verbs used in the Plan may be substituted for nouns or verbs of another number. All references in the Plan to “year” shall be deemed a reference to the calendar year, except as otherwise required by the context.

D.    Code § 409A. This Plan is intended to comply with, and shall be interpreted and administered in a manner consistent with, Internal Revenue Code Section 409A and regulations issued thereunder. In the event that payments under the Plan are contingent on the execution by a Participant of, and the effectiveness of, a Release, and the designated period for the Release to be executed and become effective crosses two taxable years, the payments to such Participant will commence in the second taxable year.

XIV.    Claims Procedures

A.    Claim for Benefits. Each person claiming a benefit under the Plan who has been denied such benefit may file a claim (“Claim”) with the Plan Administrator on a form prescribed by the Plan Administrator. If no such form has been so prescribed, a Claim shall be made in writing to the Plan Administrator setting forth the basis for the claim. The person making the Claim shall provide the Plan Administrator with such documents, evidence, data, or information in support of the Claim as the Plan Administrator considers reasonably necessary or desirable.

B.    Notice of Determination. The Plan Administrator shall provide the claimant with written notice of its determination of the Claims. If the Claim is denied, either in whole or in part, the written notice shall set forth the following:

(i)    The specific reason or reasons for the adverse determination, written in a manner calculated to be understood by the claimant;

(ii)    Reference to the specific Plan provisions on which the determination is based;

(iii)    A description of any additional material or information necessary for the claimant to perfect the Claim and an explanation of why such material or information is needed; and

(iv)    An explanation of the Plan’s claim review procedures and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under ERISA §502(a) following an adverse benefit determination on review.

The Plan Administrator’s written notice of its determination of the Claim shall be provided to the claimant within a reasonable period of time, but not more than 90 days after receipt of the Claim by the Plan Administrator, unless special circumstances require an extension of time for processing the Claim, in which case the Plan Administrator shall provide a written notice of such extension to the claimant before the expiration of the initial 90 day period. In no event shall such extension exceed 90 days from the end of such initial period. So long as the claimant’s request for review is pending (i.e., prior to the time the Plan Administrator provides the claimant with a written notice of its determination of the Claim), the claimant or his or her duly authorized representative may review pertinent Plan documents (and any pertinent related documents) and may submit issues and comments in writing to the Plan Administrator.

C.    Right to Reconsideration. If a claimant has received an adverse determination on its Claim, as described in Paragraph B of this Section XIV, then within 60 days after receipt of the written notice of determination, the claimant shall, if he or she desires further review, file a written request for reconsideration with the Plan Administrator.

D.    Reconsideration. After the Plan Administrator has reconsidered its initial decision, pursuant to a written request for reconsideration under Paragraph C of this Section XIV, the Plan Administrator shall issue a final and binding decision within 60 days after receipt from the claimant of the written request for reconsideration; provided, however, that if the Plan Administrator, in its discretion, determines that special circumstances require an extension of time for processing the Claim, the Plan Administrator shall provide a written notice of such extension to the claimant before the expiration of the initial 60 day period. In no event shall the extension exceed 60 days from the end of such initial period.

E.    Notice of Determination After Reconsideration. The Plan Administrator shall provide the claimant with written notice of its determination of the Claim after reconsideration. If the Claim is once again denied after such reconsideration, either in whole or in part, the written notice shall set forth the following:

(i)    The specific reasons for the adverse determination, written in a manner calculated to be understood by the claimant,

(ii)    Reference to the specific Plan provisions on which the determination is based;

(iii)    A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s Claim; and

(iv)    A statement of the claimant’s right to bring a civil action under ERISA §502(a).

So long as the claimant’s request for reconsideration is pending, (i.e., prior to the time the Plan Administrator provides the claimant with a written notice of its determination of the Claim after reconsideration), the claimant or his or her duly authorized representative may review pertinent Plan documents (and any pertinent related documents) and may submit issues and comments in writing to the Plan Administrator.

Date: March 1, 2023

By:	/s/ Kumi Yamamoto Baruffi
Kumi Yamamoto Baruffi
Its: Corporate Secretary

ATTACHMENT A

COLUMBIA BANKING SYSTEM, INC.

2023 DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION NOTICE

I.    PRIMARY DESIGNATED BENEFICIARY

A.	Individual (s) as Primary Designated Beneficiary
(Please indicate the percentage for each beneficiary.)

Name                                                                                                                                       Relationship                              /             %

Address:

              (Street)                                                   (City)                                                         (State)                             (Zip)

Name                                                                                                                                       Relationship                              /             %

Address:

              (Street)                                                   (City)                                                         (State)                             (Zip)

Name                                                                                                                                       Relationship                              /             %

Address:

              (Street)                                                   (City)                                                         (State)                             (Zip)

Name                                                                                                                                       Relationship                              /             %

Address:

              (Street)                                                   (City)                                                         (State)                             (Zip)

B.	Estate as Primary Designated Beneficiary

The primary designated beneficiary is my estate.

C.	Trust as Primary Designated Beneficiary

Name of the Trust:

Execution Date of the Trust:              /              /

Name of the Trustee:

II.    SECONDARY (CONTINGENT) DESIGNATED BENEFICIARY

A.	Individual (s) as Secondary (Contingent) Designated Beneficiary
(Please indicate the percentage for each beneficiary.)

Name                                                                                                                                       Relationship                              /             %

Address:

              (Street)                                                   (City)                                                         (State)                             (Zip)

Name                                                                                                                                       Relationship                              /             %

Address:

              (Street)                                                   (City)                                                         (State)                             (Zip)

Name                                                                                                                                       Relationship                              /             %

Address:

              (Street)                                                   (City)                                                         (State)                             (Zip)

Name                                                                                                                                       Relationship                              /             %

Address:

              (Street)                                                   (City)                                                         (State)                             (Zip)

B.	Estate as Secondary (Contingent) Designated Beneficiary

The secondary (contingent) designated beneficiary is my estate.

C.	Trust as Secondary (Contingent) Designated Beneficiary

Name of the Trust:

Execution Date of the Trust:              /              /

Name of the Trustee:

All sums payable under this Beneficiary Designation by reason of my death shall be paid to the Primary Designated Beneficiary(ies) if he or she survives me, and if he or she does not survive me, then such sums shall be paid to the Secondary (Contingent) Designated Beneficiary(ies) who survive me, to be shared among them based on the relative percentages shown opposite their names. Notwithstanding the immediately preceding sentence, if there is more than one Primary Designated Beneficiary and one or more of them survive me, then the share of such sums that would otherwise be paid to a Primary Designated Beneficiary who does not survive me shall instead be paid in to the Primary Designated Beneficiary(ies) who do survive me, and not to the Secondary (Contingent) Designated Beneficiary(ies), to be shared among the Primary Designated Beneficiary(ies) who survive me based on the relative percentages shown opposite their names.

This Beneficiary Designation is valid until the Participant notifies the Company in writing of a change.

Participant	Date